UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 17, 2004

Avanex Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-29175	94-3285348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40919 Encyclopedia Circle

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 897-4188

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

1.	On September 17, 2004 Ernst & Young LLP (“Ernst & Young”), the independent registered public accounting firm engaged to audit the Registrant’s consolidated financial statements, resigned effective upon the earlier of the filing date of, or the due date for, the Registrant’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2004.

2.	The Audit Committee of the Registrant’s Board of Directors did not recommend, nor was it asked to approve, Ernst & Young’s resignation. As of September 23, 2004, the Audit Committee has not engaged a new independent registered public accounting firm for the Registrant, but the Audit Committee has commenced the process of identifying and engaging a new independent registered public accounting firm.

3.	The reports of Ernst & Young on the Registrant’s consolidated financial statements for the years ended June 30, 2003 and 2004 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

4.	In connection with the audits of the Registrant’s consolidated financial statements for the years ended June 30, 2003 and 2004, and during the subsequent interim period, there were no disagreements between the Registrant and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference thereto in its report.

5.	There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K during the years ended June 30, 2003 and 2004, or during the subsequent interim period.

6.	The Registrant has requested Ernst & Young to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated as of September 23, 2004, is attached hereto as Exhibit 16.1.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated as of September 23, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANEX CORPORATION

By:	/s/ LINDA REDDICK
Linda Reddick
Vice President, Chief Financial Officer

Date: September 23, 2004

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EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated as of September 23, 2004.

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